                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                                   AETNA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

2001 Aetna Proxy Statement
Notice of Annual Meeting

                                                                    [AETNA LOGO]

TABLE OF CONTENTS
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
General Information...............................................    1
I.    Election of Directors.......................................    3
      Nominees for Directorships with Terms Expiring at 2004
      Annual Meeting..............................................    4
      Directors Continuing in Office with Terms Expiring at 2002
      Annual Meeting..............................................    6
      Directors Continuing in Office with Terms Expiring at 2003
      Annual Meeting..............................................    8
      Director Compensation in 2000...............................   10
      Other Information Regarding Directors.......................   11
      Committees of the Board.....................................   12
      Certain Transactions and Relationships......................   13
      Section 16(a) Beneficial Ownership Reporting Compliance.....   13
      Security Ownership of Certain Beneficial Owners, Directors,
      Nominees and Executive Officers.............................   14
      Executive Compensation......................................   17
        Summary Compensation Table................................   17
        Stock Option Grants Table.................................   19
        Stock Option Exercises and December 31, 2000 Stock Option
        Value Table...............................................   21
        Long-Term Incentive Awards Table..........................   21
        Pension Plan..............................................   21
        Other Agreements..........................................   22
      Report of the Committee on Compensation and Organization....   24
      Report of the Audit Committee...............................   29
      Corporate Performance Graphs................................   31
II.   Appointment of Auditors.....................................   33
III.  Shareholder Proposal to Implement Cumulative Voting in
      Election of Directors.......................................   34
Voting of Other Matters...........................................   35
Other Information.................................................   35
Appendix A--Audit Committee Charter...............................  A-1

[AETNA LOGO]

                                AETNA INC.                         WILLIAM H. DONALDSON
                                151 Farmington Avenue              Chairman
                                Hartford, Connecticut 06156        JOHN W. ROWE, M.D.
                                                                   President and Chief
                                                                   Executive Officer

To Our Shareholders:

The 2001 Annual Meeting of Shareholders will be held on Friday, April 27, 2001, at 9:30 a.m. at our Company Headquarters in Hartford, Connecticut, and we hope you will attend.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

/s/ WILLIAM H. DONALDSON
William H. Donaldson

Chairman

/s/ JOHN W. ROWE
John W. Rowe, M.D.

President and Chief Executive Officer

March 23, 2001

[AETNA LOGO]

                                AETNA INC.                         WILLIAM J. CASAZZA
                                151 Farmington Avenue              Vice President and
                                Hartford, Connecticut 06156        Corporate Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the Company's Headquarters, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 27, 2001, at 9:30 a.m. for the following purposes:

1.  To elect four Directors with terms expiring at the Annual Meeting in 2004;

2. To approve the appointment of KPMG LLP as independent auditors for the current calendar year;

3. To consider and act on one shareholder proposal, if properly presented at the meeting; and

4. To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 23, 2001 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders or their authorized representatives. In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following the instructions below. Shareholders who do not have admission tickets will be admitted only following proof of share ownership. If you hold Aetna common shares in your own name, please signify your intention to attend when you vote over the Internet or by telephone or check the appropriate box on your proxy card. If you hold your shares through the Aetna Incentive Savings Plan, please indicate your intention to attend when you access the telephone voting system or check the appropriate box on your voting instruction card. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to the Corporate Secretary at the above address.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted.

This Proxy Statement and the Company's 2000 Annual Report to Shareholders are available on Aetna's Internet site at http://www.aetna.com/investor/2001proxy/ and http://www.aetna.com/00annualrpt/, respectively.

By order of the Board of Directors,

/s/ William J. Casazza
William J. Casazza
Vice President and Corporate Secretary
March 23, 2001

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aetna Inc. (the Company) of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's Headquarters on April 27, 2001. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about March 23, 2001.

Prior to December 13, 2000, the Company, a Pennsylvania corporation (formerly Aetna U.S. Healthcare Inc.), was a subsidiary of a Connecticut corporation named Aetna Inc. (former Aetna). On December 13, 2000, the Company changed its name to Aetna Inc., and the Company's Common Shares were distributed by former Aetna to its shareholders in a spin-off. As part of the same transaction, former Aetna, which was then comprised of its financial services and international businesses, was merged into a subsidiary of ING Groep N.V. (collectively, the Transaction). Where indicated, the information contained in this Proxy Statement relates to former Aetna prior to the Transaction; otherwise the information contained in this Proxy Statement relates to the Company.

Shareholders Entitled to Vote; Votes Entitled to be Cast

Shareholders of record of the Company's Common Shares, par value $.01 per share (Common Stock), at the close of business on February 23, 2001 will be entitled to vote at the Annual Meeting. On that date, 143,847,551 shares of Common Stock were outstanding. Each share of Common Stock is entitled to cast one vote. Any shares of Common Stock held for you under the DirectSERVICE Investment Program have been included on the enclosed proxy card.

Voting by Internet, by Telephone or by Mail

YOUR VOTE IS IMPORTANT. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a Control Number and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for those shareholders will be available until 11:59 p.m., Eastern time, on April 26, 2001.

You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including a proxy card or an Internet or telephone vote) or by voting by ballot at the Annual Meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

Voting at the Annual Meeting

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxy cards or by properly recorded Internet or telephone votes received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY COMPLETED PROXY, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Voting by Participants in the Company's Incentive Savings Plan

Participants in the Aetna Incentive Savings Plan (the ISP) who receive this Proxy Statement in their capacity as participants in the ISP will receive voting instruction cards in lieu of proxy cards. The voting instruction cards direct the trustee of the ISP how to vote the shares. Shares held in the ISP may be voted by using a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the ISP for which no directions are received are voted by the trustee in the same percentage as the shares for which directions are received.

Quorum; Required Vote

The presence at the Annual Meeting, in person or by proxy, of at least a majority of the votes entitled to be cast at the meeting constitutes a quorum. Under Pennsylvania corporation law, the approval of any corporate action taken at a shareholder meeting is based on votes cast. "Votes cast" means votes actually cast "for" or "against" a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered "votes cast." Broker nonvotes occur when a broker nominee (that has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions from the beneficial owner to so vote and does not have discretionary authority to do so. Directors are elected by a plurality of votes cast. Shareholder approval of each other proposal to be considered at the Annual Meeting occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Tabulation of Votes

Votes are counted by tellers of the Company's Transfer Agent who have been appointed as inspectors for purposes of the Annual Meeting. The inspectors will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

Cost and Method of Proxy Solicitation

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, solicitations may be made by personal interview, telegram or telephone by Directors, officers and employees of the Company and its subsidiaries. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so. To assist in the solicitation of proxies, the Company has engaged Georgeson Shareholder Communications Inc., New York, New York, for a fee of $16,000 plus reasonable out-of-pocket expenses.

Annual Meeting Business -- Advance Notice Procedures

The Company's By-Laws require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must have been received no later than 90 calendar days before the Annual Meeting, or January 27, 2001 for purposes of this Annual Meeting. The notice must present certain information concerning the nominee and the shareholder making the nomination. The notice also must include the nominee's written consent to being a nominee and to serving if elected. Notices must be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

The Company's By-Laws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company within the time limits described above for delivery of notice of a nomination for the election of a Director. The notice must set forth: (a) a brief description of the issue to be considered at the meeting and the reasons for bringing it before the meeting; (b) the shareholder's name and address; (c) evidence of the class and number of shares owned by the shareholder; and (d) any material interest of the shareholder in the issue. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting other than pursuant to the procedures specified in Securities and Exchange Commission (SEC) Rule 14a-8. Notices must be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

I.   ELECTION OF DIRECTORS

Four individuals will be nominated for election as Directors at the Annual Meeting. The terms of office for the Directors to be elected at this meeting will run until the Annual Meeting in 2004 and until their successors are duly elected and qualified. These four Directors, together with the eight Directors whose terms continue beyond the Annual Meeting (the Continuing Directors), will comprise the Board of Directors. At and after the Company's Annual Meeting in 2004, the shareholders will elect all Directors annually for a one-year term.

The four individuals (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as provided below) receiving the greatest number of votes cast at the meeting will be elected Directors. UNLESS YOU DIRECT TO THE CONTRARY ON THE PROXY YOU COMPLETE, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES LISTED ON THE FOLLOWING PAGES (the Nominees). If any Nominee becomes unavailable for election, the proxies may vote your shares for any substitute nominee proposed by the Board of Directors, or the Board may reduce the number of Directors to be elected.

All Nominees and Continuing Directors are currently Directors of the Company and were appointed Directors during 2000, prior to the Transaction. Each of the Nominees and Continuing Directors was elected a Director of former Aetna at its 2000 Annual Meeting, except Dr. Rowe, who joined the Board of former Aetna in September 2000. The following pages list the names and ages of the Nominees and the Continuing Directors as of the date of the Annual Meeting, the year each first became a Director of the Company, the principal occupation and publicly traded company directorships of each as of February 23, 2001 and a brief description of the business experience of each for at least the last five years.

On July 19, 1996, Aetna Life and Casualty Company (AL&C) and the Company (then known as U.S. Healthcare, Inc. (USHC)) consummated a transaction pursuant to which each became a wholly-owned subsidiary of former Aetna (the USHC Merger). The information presented includes a Director's prior service with former Aetna and AL&C or USHC, as appropriate. Former Aetna, AL&C and USHC are collectively referred to as the Company's Predecessors.

NOMINEES FOR DIRECTORSHIPS WITH TERMS EXPIRING AT 2004 ANNUAL MEETING

     [BARBARA H. FRANKLIN PHOTO]         BARBARA HACKMAN FRANKLIN, age 61, is President and Chief
         Director since 2000             Executive Officer of Barbara Franklin Enterprises (private
      Director of the Company's          investment and international trade consulting firm). From
   Predecessors from 1979 to 1992        1992 to 1993, she served as the 29th U.S. Secretary of
        and from 1993 to 2000            Commerce. Before her appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates
                                         (management consulting firm), which she founded in 1984. Ms.
                                         Franklin also served as Alternate Representative to the 44th
                                         Session of the United Nations General Assembly and as a
                                         public member of the Board of the American Institute of
                                         Certified Public Accountants and of the Auditing Standards
                                         Board and is the only non-CPA to receive the John J. McCloy award for contributions to audit excellence. Ms. Franklin
                                         also has been a Senior Fellow of The Wharton School of the
                                         University of Pennsylvania, an original Commissioner of the
                                         U.S. Consumer Product Safety Commission, a Staff Assistant
                                         to the President of the United States and an Assistant Vice
                                         President of Citibank, N.A. Ms. Franklin is a Distinguished
                                         Visiting Fellow at the Heritage Foundation; is active in
                                         numerous international organizations; and is a trustee of
                                         the Economic Club of New York. She is a director of The Dow
                                         Chemical Company (chemicals, plastics and agricultural
                                         products), MedImmune, Inc. (biotechnology company), Milacron
                                         Inc. (plastics processing technologies and industrial
                                         products for metalworking) and Watson Wyatt & Company
                                         (global human capital consulting firm). Ms. Franklin is
                                         Chairman of the Board of Guest Services, Inc. (private
                                         hospitality company).

       [EARL G. GRAVES photo]            EARL G. GRAVES, age 66, is Chairman and Chief Executive
         Director since 2000             Officer of Earl G. Graves, Ltd. (a multifaceted
      Director of the Company's          communications company) and is the Publisher of Black
   Predecessors from 1994 to 2000        Enterprise magazine, which he founded in 1970. Additionally, since 1998, Mr. Graves is Managing Director of Black
                                         Enterprise/Greenwich Street Corporate Growth Partners, L.P.
                                         Mr. Graves is a director of AMR Corporation and its
                                         subsidiary, American Airlines, Inc., Federated Department
                                         Stores Inc. (retailer) and Rohm and Haas Company (specialty chemicals and plastics) and is a nominee for election to the
                                         Supervisory Board of DaimlerChrysler AG (transportation
                                         products and financial and other services). Mr. Graves also is a trustee of Howard University and is a member of the
                                         Executive Board and Executive Committee of the National
                                         Office of the Boy Scouts of America, serving as Vice
                                         President of Relationships and Marketing. He also serves on the Board of Directors of Aetna Foundation, Inc.

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

      [Gerald Greenwald photo]           GERALD GREENWALD, age 65, is a founding principal of the
         Director since 2000             Greenbriar Equity Group (the Group makes investments in the
      Director of the Company's          global transportation sector). Mr. Greenwald is Chairman
   Predecessors from 1993 to 2000        Emeritus of UAL Corporation and United Airlines (UAL), its
                                         principal subsidiary company. He retired in July 1999 as
                                         Chairman and Chief Executive Officer of UAL Corporation and
                                         UAL, having served in those positions since July 1994. From
                                         1979 to 1990, Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer), serving as Vice Chairman of the Board from 1989 to May 1990 and as
                                         Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr.
                                         Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection
                                         with the proposed 1990 employee acquisition of UAL. From
                                         1991 to 1992, he was a Managing Director of Dillon Read &
                                         Co., Inc. (investment banking) and, from 1992 to 1993, he
                                         was President and Deputy Chief Executive Officer of Olympia
                                         & York Developments Ltd. (Canadian real estate company). Mr.
                                         Greenwald then served as Chairman and Managing Director of
                                         Tatra Truck Company (truck manufacturer in the Czech
                                         Republic) from 1993 to 1994. Mr. Greenwald is a trustee of the Aspen Institute.

      [Michael H. Jordan photo]          MICHAEL H. JORDAN, age 64, retired on December 31, 1998 as
         Director since 2000             Chairman and Chief Executive Officer of CBS Corporation
      Director of the Company's          (media company), having assumed that position with CBS (then
   Predecessors from 1992 to 2000        Westinghouse Electric Corporation) in 1993. Currently, Mr.
                                         Jordan is serving as Chairman of Clariti Telecommunications
                                         International Ltd. (international telecommunications), as
                                         Chairman of Luminant Worldwide Corporation (Internet and
                                         electronic commerce services) and as Chairman of the Board of eOriginal, Inc. (electronic document services). From 1992 to 1993, he was a partner with Clayton, Dubilier & Rice,
                                         Inc. (private investing firm). Mr. Jordan retired in July
                                         1992 as Chairman and Chief Executive Officer of the PepsiCo
                                         International Foods and Beverages Division of PepsiCo, Inc.
                                         (snack foods and beverages), having held various positions with PepsiCo since 1974. Mr. Jordan also is a director of
                                         Dell Computer Corporation (personal computers) and WPP Group plc (global communication services company).

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING AT 2002 ANNUAL MEETING

    [WILLIAM H. DONALDSON PHOTO]         WILLIAM H. DONALDSON, age 69, became Chairman of the
         Director since 2000             Company on May 30, 2000. He will retire as Chairman of the
      Director of the Company's          Company effective April 1, 2001. Mr. Donaldson also served
   Predecessors from 1977 to 2000        as President and Chief Executive Officer of the Company
                                         from May 30 until September 15, 2000. He also served as
                                         Chairman, President and Chief Executive Officer of former
                                         Aetna from February 25, 2000 until completion of the
                                         Transaction. In 1959, Mr. Donaldson co-founded Donaldson,
                                         Lufkin & Jenrette, Inc. (investment banking) and more
                                         recently served as Co-Founder and Senior Advisor of that
                                         firm from September 1995 until he joined former Aetna. He
                                         served as Chairman and Chief Executive Officer and a
                                         director of the New York Stock Exchange, Inc. from 1991 to
                                         1995, was formerly Chairman and Chief Executive Officer of
                                         Donaldson, Lufkin & Jenrette, Inc. and is a co-founder of
                                         its former subsidiary, Alliance Capital Management Corp.
                                         (investment management). Mr. Donaldson is Chairman of the
                                         Carnegie Endowment for International Peace and a director
                                         of Bright Horizons Family Solutions, Inc. (family support
                                         services) and Mail.com, Inc. (Internet service provider).
                                         The founding Dean and Professor of Management at the Yale
                                         School of Management, he also served as U.S. Under
                                         Secretary of State and Counsel to the Vice President of the
                                         United States. Mr. Donaldson is a director of the Lincoln
                                         Center for the Performing Arts and the Foreign Policy
                                         Association, is a trustee of the Aspen Institute, the
                                         Marine Corps University Foundation and The New York City
                                         Police Foundation, Inc., and is the Chairman of the Yale
                                         School of Management Advisory Board.

      [JEROME S. GOODMAN photo]          JEROME S. GOODMAN, age 66, retired as Chairman of Travel
         Director since 2000             One (the nation's eighth-largest travel management company)
      Director of the Company's          upon the sale of that firm to American Express Company on
   Predecessors from 1988 to 2000        November 15, 1998. He had served as Chairman of Travel One since 1971 and was the sole shareholder from 1971 to 1994.
                                         Mr. Goodman was a member of the New Jersey Sports and
                                         Exposition Authority from 1991 to 1994 and its Chairman
                                         from 1992 to 1994. He also served as Chairman, President
                                         and Chief Executive Officer of First Peoples Financial
                                         Corporation (bank holding company) from 1987 to 1992 and
                                         President and Chief Executive Officer of First Peoples Bank
                                         of NJ from 1983 to 1987. He was a member of the Board of
                                         Directors of GBC Technologies, Inc. from 1992 to 1995 and a trustee of Resource Asset Investment Trust (real estate
                                         investment trust) from 1997 to 1999. Mr. Goodman is a
                                         director of The Maine Merchant Bank, LLC, and he also is a member of the Board of Trustees of the University of the
                                         Sciences in Philadelphia and served as its Chairman from
                                         1988 to 1991.

      [Ellen M. Hancock photo]           ELLEN M. HANCOCK, age 58, is Chairman of the Board and
         Director since 2000             Chief Executive Officer of Exodus Communications, Inc.
      Director of the Company's          (Internet system and network management services). Mrs.
   Predecessors from 1995 to 2000        Hancock joined Exodus on March 10, 1998 as President and
                                         served in that position until June 7, 2000, when she was
                                         appointed Chairman of the Board. She has served as Chief
                                         Executive Officer of Exodus since September 10, 1998. Mrs.
                                         Hancock held various staff, managerial and executive
                                         positions at International Business Machines Corporation
                                         (information-handling systems, equipment and services) from
                                         1966 to 1995. She became a Vice President of IBM in 1985
                                         and served as President, Communication Products Division,
                                         from 1986 to 1988, when she was named General Manager,
                                         Networking Systems. Mrs. Hancock was elected an IBM Senior
                                         Vice President in November 1992, and in 1993 was appointed
                                         Senior Vice President and Group Executive, which position
                                         she held until February 1995. Mrs. Hancock served as an
                                         Executive Vice President and Chief Operating Officer of
                                         National Semiconductor Corporation (semiconductors) from
                                         September 1995 to May 1996 and served as Executive Vice
                                         President for Research and Development and Chief Technology
                                         Officer of Apple Computer, Inc. (personal computers) from
                                         July 1996 to July 1997. Mrs. Hancock is a director of
                                         Colgate-Palmolive Company (consumer products).

        [Judith Rodin photo]             JUDITH RODIN, age 56, became President of the University of
         Director since 2000             Pennsylvania in July 1994. Prior to assuming her current
      Director of the Company's          position, Dr. Rodin had served as Provost of Yale
   Predecessors from 1995 to 2000        University since 1992. Dr. Rodin joined the Yale faculty in
                                         1972, and held teaching and research positions of
                                         increasing responsibility in the Department of Psychology.
                                         She became a Professor of Psychology in 1979 and a
                                         Professor of Medicine and Psychiatry in 1985, and served as
                                         Chair of the Department of Psychology from 1989 to 1991 and
                                         Dean of the Graduate School of Arts and Sciences from 1991 to 1992 when she became Provost. Dr. Rodin is a director of
                                         AMR Corporation and its subsidiary, American Airlines, Inc.
                                         and Electronic Data Systems Corporation (information
                                         technology services). She also is a trustee of the
                                         Brookings Institution.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING AT 2003 ANNUAL MEETING

       [BETSY Z. COHEN PHOTO]            BETSY Z. COHEN, age 59, is Chairman, Chief Executive
         Director since 2000             Officer and trustee of Resource Asset Investment Trust
      Director of the Company's          (real estate investment trust), a position she assumed in
   Predecessors from 1994 to 2000        August 1997. She also serves as Chief Executive Officer of
                                         TheBancorp.com, Inc. (Internet banking and financial
                                         services) and as Chairman of FinancialMuse.com, Inc.
                                         (Web-based provider of financial services). From 1999 to
                                         2000, Mrs. Cohen also had served as a director of Hudson
                                         United Bancorp (holding company), the successor to
                                         JeffBanks, Inc. where she had been Chairman and Chief
                                         Executive Officer since its inception in 1981 and also
                                         served as Chairman and Chief Executive Officer of its
                                         subsidiaries, Jefferson Bank (which she founded in 1974)
                                         and Jefferson Bank New Jersey (which she founded in 1987)
                                         prior to JeffBanks' merger with Hudson United Bancorp in
                                         December 1999. From 1985 until 1993, Mrs. Cohen was a
                                         director of First Union Corp. of Virginia (bank holding
                                         company) and its predecessor, Dominion Bankshares, Inc. In
                                         1969, Mrs. Cohen co-founded a commercial law firm and
                                         served as a Senior Partner until 1984. Mrs. Cohen also is a director of The Maine Merchant Bank, LLC and is a trustee
                                         of Corporate Office Properties Trust.

      [JEFFREY E. GARTEN photo]          JEFFREY E. GARTEN, age 54, is the Dean of the Yale School
         Director since 2000             of Management, a position he assumed in 1995. Mr. Garten
      Director of the Company's          held senior posts on the White House Staff and at the U.S.
       Predecessors from 2000            Department of State from 1973 to 1979. He joined Shearson
                                         Lehman Brothers (investment banking) in 1979 and served as
                                         Managing Director from 1984 to 1987. In 1987, Mr. Garten
                                         founded Eliot Group, Inc. (investment banking) and served
                                         as President until 1990, when he became Managing Director
                                         of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics
                                         at Columbia University's Graduate School of Business. He
                                         was appointed U.S. Under Secretary of Commerce for
                                         International Trade in 1993 and served in that position
                                         until 1995. Mr. Garten is a director of Calpine Corporation
                                         (power company) and a director of 42 Warburg Pincus mutual funds. He is the author of A Cold Peace: America, Japan,
                                         Germany and the Struggle for Supremacy, The Big Ten: Big
                                         Emerging Markets and How They Will Change Our Lives and The
                                         Mind of the CEO, and he writes a monthly column for
                                         Business Week magazine. He also serves on the Board of
                                         Directors of Aetna Foundation, Inc.

       [Jack D. Kuehler photo]           JACK D. KUEHLER, age 68, retired in August 1993 as Vice
         Director since 2000             Chairman and a director of International Business Machines
      Director of the Company's          Corporation (information-handling systems, equipment and
   Predecessors from 1990 to 2000        services), having held various positions with IBM since
                                         joining that company in 1958. Prior to his appointment as
                                         Vice Chairman of IBM in January 1993, Mr. Kuehler served as
                                         President from 1989 to 1993, as Vice Chairman from 1988 to
                                         1989 and as Executive Vice President from 1987 to 1988. Mr.
                                         Kuehler is a director of Arch Chemicals Inc. (specialty
                                         chemicals), Mail.com, Inc. (Internet service provider) and
                                         The Parsons Corporation (heavy construction and engineering services). He also is a member of the National Academy of
                                         Engineering and a fellow of the Institute of Electrical and
                                         Electronics Engineers, Inc.

        [John W. Rowe photo]             JOHN W. ROWE, M.D., age 56, became President and Chief
         Director since 2000             Executive Officer of the Company on September 15, 2000,
      Director of the Company's          when the Company was former Aetna's health and related
       Predecessors from 2000            benefits subsidiary, and continued in that role following
                                         the Transaction, when the Company became an independent,
                                         public company. He will become Chairman of the Company
                                         effective April 1, 2001. Dr. Rowe also served as an
                                         executive officer of former Aetna from September 15, 2000
                                         until the Transaction. Prior to joining Aetna, Dr. Rowe
                                         served as President and Chief Executive Officer of Mount
                                         Sinai NYU Health, a position he assumed in 1998 after
                                         overseeing the 1998 merger of the Mount Sinai and NYU
                                         Medical Centers. Dr. Rowe joined The Mount Sinai Hospital
                                         and the Mount Sinai School of Medicine as President in
                                         1988. Before that, Dr. Rowe was a Professor of Medicine and the founding Director of the Division on Aging at Harvard
                                         Medical School and Chief of Gerontology at Boston's Beth
                                         Israel Hospital. He has authored over 200 scientific
                                         publications, mostly on the physiology of the aging
                                         process, and a leading textbook of geriatric medicine. Dr.
                                         Rowe has received many honors and awards for his research
                                         and health policy efforts regarding care of the elderly.
                                         Dr. Rowe was Director of the MacArthur Foundation Research
                                         Network on Successful Aging and is co-author, with Robert
                                         Kahn, Ph.D., of Successful Aging. Dr. Rowe is a member of
                                         the Institute of Medicine of the National Academy of
                                         Sciences and the Medicare Payment Advisory Commission. He
                                         also is a director of Cantel Medical Corporation (infection prevention and control products and diagnostic and medical equipment).

DIRECTOR COMPENSATION IN 2000

Compensation for outside Directors is reviewed annually by the Nominating and Corporate Governance Committee (the Nominating Committee). The Nominating Committee's goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration for Directors' contributions, while offering stock-based compensation alternatives that strengthen the Directors' mutuality of interests with other shareholders. Directors who are officers of the Company (including Mr. Donaldson for the period from February 25, 2000, when he became an officer of former Aetna, until April 1, 2001, when he will retire as Chairman of the Company) receive no additional compensation for membership on the Board or any of its Committees. The Company did not have any outside Directors until immediately prior to the Transaction, when the Directors of former Aetna became Directors of the Company. The following table sets forth the cash and stock-based compensation paid by former Aetna and the Company to each Nominee and Continuing Director who was an outside Director of former Aetna and the Company in 2000.
--------------------------------------------------------------------------------

                                                                     CASH
                                                               COMPENSATION(1)     STOCK UNITS
                                                              ------------------   -----------
                                                               ANNUAL                NUMBER
                                                              RETAINER   MEETING    OF UNITS
                            NAME                              FEES(2)    FEES(3)   GRANTED(4)
                            ----                              --------   -------   -----------
Betsy Z. Cohen..............................................  $33,000    $31,000        350
William H. Donaldson(5).....................................    7,334      5,000          0
Barbara Hackman Franklin....................................   36,000     31,000        350
Jeffrey E. Garten...........................................   32,334     23,000      1,850
Jerome S. Goodman...........................................   33,000     24,000        350
Earl G. Graves..............................................   41,000     28,000        350
Gerald Greenwald............................................   35,250     31,000        350
Ellen M. Hancock............................................   33,000     31,000        350
Michael H. Jordan...........................................   36,000     30,000        350
Jack D. Kuehler.............................................   36,000     33,000        350
Judith Rodin................................................   33,000     19,000        350

--------------------------------------------------------------------------------
(1) Under the Aetna Inc. Nonemployee Director Compensation Plan (the Director
    Plan), nonemployee Directors may defer payment of some or all of their annual retainer, meeting fees and dividend equivalents paid on stock units to a stock unit or interest account until after they have resigned or retired (as defined in the Director Plan) from the Board. During the period of deferral, amounts deferred to the stock unit account track the value of the Company's Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under a fixed interest rate fund option of the Company's Incentive Savings Plan for employees (currently yielding 6.55% a year). The Director Plan is a successor to the Nonemployee Director Deferred Stock and Deferred Compensation Plan (the Prior Director
    Plan). The Prior Director Plan was adopted by former Aetna and assumed by the Company immediately prior to the Transaction. In 2000, eight Directors deferred all or a portion of their Director cash compensation to a stock unit account. The table above includes cash compensation that was deferred by Directors during 2000 under the Director Plan and the Prior Director Plan.

(2) The Company currently pays a retainer fee of $25,000 a year to outside Directors for Board membership. The Company also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of each Committee chair).

(3) The Company currently pays $1,000 to outside Directors for attendance at each Board or Committee meeting.

(4) Pursuant to the Director Plan, nonemployee Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock (Initial Units). Directors of former Aetna did not receive additional Initial Units upon their election to the Board of the Company. Additionally, on the date of each Annual Meeting during the term of the Director Plan, each nonemployee Director will receive units convertible upon retirement from Board service into 350 shares of Common Stock (Annual Units). Generally, to become fully vested in the units, a Director must complete, in the case of the Initial Units, three years of service and, in the case of the Annual Units, one year of service following the grant of the units. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director since such grant. A Director's right with respect to unvested units also will vest upon a change-in-control of the Company (as defined in the Director Plan). Accordingly, all outstanding unvested units convertible into shares of Common Stock of former Aetna vested at the time of the Transaction, and all of these units were adjusted to reflect the Transaction and became convertible into shares of Common Stock of the Company. If a Director terminates Board service prior to completion of three years or one year of service, as applicable, from the grant date of any units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents, they have no voting rights with respect to the shares that are subject to any grant. The units granted are not transferable.

(5) Reflects pro rata cash compensation received by Mr. Donaldson for service as a Director prior to his appointment as an officer of former Aetna on February 25, 2000.

OTHER INFORMATION REGARDING DIRECTORS

As part of its overall program of support for charitable institutions and in order to attract and retain qualified Directors, former Aetna established, and the Company assumed as of the time of the Transaction, the Director Charitable Award Program. Only outside Directors are eligible to participate in the program. The program may be funded by life insurance on the lives of the participating Directors. As a result of the Transaction, each of the Directors is fully vested in the program. Each new Director who participates in the program will be fully vested in the program upon completion of five years of service as a Director or upon death or disability. Under the program, the Company intends to make a charitable contribution of $1 million in ten equal annual installments, with the first installment made following each participating Director's retirement from the Board, allocated among up to five charitable organizations recommended by the Director. Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the Code). Donations the Company ultimately pays are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by the Company. Directors derive no personal financial or tax benefit from the program, since all insurance proceeds and charitable deductions accrue solely to the Company. The program will not result in a material cost to the Company.

The Company provides $150,000 of group life insurance for its outside Directors. Optional medical, dental and long-term care coverage for outside Directors and their eligible dependents is available to Directors at a cost similar to that charged to Company employees.

The Company intends to review Director compensation with the goal of increasing over time the proportion of stock-based compensation that will be received by the Directors.

Prior to the Transaction, the Board of former Aetna met 17 times in 2000. The Board of the Company did not meet in 2000 after the Transaction. During 2000, each Director of former Aetna attended 75 percent or more of the combined aggregate meetings of the Board and the Committees of the Board on which he or she served. The average attendance by all Directors was over 94 percent.

COMMITTEES OF THE BOARD

The following table presents, as of December 31, 2000, the Committees of the Board of Directors, the membership of such Committees and the number of times each Committee of former Aetna met in 2000. Effective April 1, 2001, Dr. Rowe will become Chairman of the Executive Committee and Mr. Donaldson will resign as a member of that committee.

----------------------------------------------------------------------------------------------
                                                            COMMITTEE
                                    ----------------------------------------------------------
                                                                                    NOMINATING
                                            COMPENSATION                               AND
                                                AND                                 CORPORATE
NOMINEE/DIRECTOR                    AUDIT   ORGANIZATION   EXECUTIVE   INVESTMENT   GOVERNANCE
----------------------------------------------------------------------------------------------
Betsy Z. Cohen                                   X                         X
William H. Donaldson                                           X*
Barbara Hackman Franklin             X*                                                 X
Jeffrey E. Garten                     X
Jerome S. Goodman                                                          X            X
Earl G. Graves                        X                        X                        X
Gerald Greenwald                                 X                                      X*
Ellen M. Hancock                      X                                                 X
Michael H. Jordan                                X*                                     X
Jack D. Kuehler                                  X                         X*
Judith Rodin                                                   X           X
John W. Rowe, M.D.
----------------------------------------------------------------------------------------------
Number of Meetings in 2000 (former
  Aetna):                             8         12             1           3            5
----------------------------------------------------------------------------------------------

* Committee Chair

The functions and responsibilities of the standing Committees of the Company's Board are described below.

- Audit Committee. This Committee is composed entirely of nonemployee Directors. The Committee recommends the independent auditors that the full Board nominates for shareholder approval at the Annual Meeting, discusses with the internal and independent auditors the scope and results of their audits, discusses with management and the independent accountants the Company's financial statements and other financial disclosures, and monitors developments in accounting principles and methods used in presenting financial results. The Committee also regularly meets privately with the director of the Company's internal audit staff and with the Company's independent accountants, and regularly discusses with management the Company's internal accounting control procedures and other internal compliance programs. For more detail regarding the role, responsibilities and limitations of the Committee, please refer to the Audit Committee Report beginning on page 29 and the Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.

- Committee on Compensation and Organization. This Committee is composed entirely of nonemployee Directors. The Committee administers the Company's 2000 Stock Plan and the Annual Incentive Plan, and reviews and makes recommendations to the Board with respect to the compensation of certain senior executives. The Committee also reviews the Company's overall compensation policy and makes recommendations with respect thereto. Periodically, the Committee reviews senior management succession plans and related matters.

- Executive Committee. This Committee is authorized to act on behalf of the full Board between regular Board meetings, usually when timing is critical.

- Investment Committee. This Committee is composed entirely of nonemployee Directors. The Committee oversees the management of the Company's investment portfolios and reviews investment policy and strategy.

- Nominating and Corporate Governance Committee. The Nominating Committee is composed entirely of nonemployee Directors. The Nominating Committee reviews the qualifications of all candidates for membership on the Board and Board Committees. It makes recommendations to the full Board on Director nominees, on the structure, composition and function of Board Committees, on Director compensation, on the independence of nonemployee Directors and on the Director retirement policy. It reviews conflicts of interest that may affect Directors, as well as substantial changes in any Director's circumstances (for example, change of employment), and advises the Board on procedures for assessing the performance of the Board. The Nominating Committee also advises the Board on all other matters concerning corporate governance to the extent specific matters are not the responsibility of other Committees.

 In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors of the Company and management. Although the Nominating Committee does not specifically solicit suggestions for possible candidates from shareholders, the Nominating Committee will consider candidates meeting the criteria described below. (Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Nominating Committee Chairman, in care of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.)

 Nominees are selected through a process based on criteria set with the concurrence of the full Board and reevaluated periodically. The criteria include: the relevance of the candidate's experience to the business of the Company and its affiliates, enhancing diversity, independence from conflict or direct economic relationship with the Company, and the ability of the candidate to attend meetings regularly and devote an appropriate amount of effort in preparation for those meetings.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Subsidiaries of the Company have entered into reinsurance arrangements with Lloyd's of London. Richard L. Huber, the former Chairman, Chief Executive Officer and President of former Aetna, is an investor in several Lloyd's syndicates. As an investor in a Lloyd's syndicate, he does not exercise control over the syndicate. Mr. Huber resigned from all of his positions with former Aetna effective February 25, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Aetna stock with the SEC and New York Stock Exchange. Based on our records and other information, we believe that during our fiscal year ended December 31, 2000, our Directors and executive officers met all applicable SEC filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table presents, as of December 31, 2000, the names of persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of its Common Stock. The information set forth in the table below and in the related footnotes was furnished by the respective persons.

------------------------------------------------------------------------
NAME AND ADDRESS OF                        AMOUNT AND NATURE
BENEFICIAL OWNER                             OF BENEFICIAL       PERCENT
                                               OWNERSHIP
------------------------------------------------------------------------
AXA Financial, Inc.                      11,575,443  shares(1)    8.12%
1290 Avenue of the Americas
New York, New York 10104
Capital Research and Management Company  11,345,000  shares(2)    7.95%
333 South Hope Street
Los Angeles, California 90071
Southeastern Asset Management, Inc.       8,691,000  shares(3)    6.09%
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119
Wellington Management Company, LLP        9,467,300  shares(4)    6.64%
75 State Street
Boston, Massachusetts 02109


(1) Also reported as beneficially owned by the following affiliates of AXA Financial, Inc.: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle, each with an address at 370, rue Saint Honore, 75001 Paris, France; AXA Courtage Assurance Mutuelle, with an address at 26, rue Louis le Grand, 75002 Paris, France; and AXA, with an address at 25, avenue Matignon, 75008 Paris, France (collectively, the AXA Group). Of the reported shares, the AXA Group reports that it has sole voting power with respect to 6,082,535 shares, that it shares voting power with respect to 1,242,300 shares and that it has sole dispositive power with respect to 11,575,443 shares. The AXA Group reports that its shares are deemed to be beneficially owned by the following subsidiaries of AXA Financial, Inc.: Alliance Capital Management L.P. (11,574,284 shares) and The Equitable Life Assurance Society of the United States (1,159 shares).

(2) Of the reported shares, Capital Research and Management Company reports that it does not have sole or shared voting power with respect to any shares and that it has sole dispositive power with respect to 11,345,000 shares.

(3) Of the reported shares, Southeastern Asset Management, Inc. reports that it has sole voting power with respect to 5,822,600 shares, that it shares voting power with respect to 1,611,000 shares, that it has sole dispositive power with respect to 7,070,000 shares and that it shares dispositive power with respect to 1,611,000 shares. The reported shares also were reported to be beneficially owned by O. Mason Hawkins, Chairman of the Board and C.E.O. of Southeastern Asset Management, Inc., in the event he could be deemed to be a controlling person of that firm as a result of his official positions with or ownership of its voting securities. Mr. Hawkins is reported to have no voting power and no dispositive power with respect to the shares.

(4) Of the reported shares, Wellington Management Company, LLP reports that it does not have sole voting power with respect to any shares, that it shares voting power with respect to 586,100 shares, that it does not have sole dispositive power with respect to any shares and that it shares dispositive power with respect to 9,467,300 shares.

Beneficial Ownership Table

The following table presents, as of February 23, 2001, the beneficial ownership of, and other interests in, shares of Common Stock of each current Director and Nominee, each executive officer named in the Summary Compensation Table on page 17, and the Directors and executive officers of the Company, as a group. The information set forth below and in the related footnotes on the following page has been furnished by the respective persons.

-------------------------------------------------------------------------------
                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                    -------------------------------------------
                                                                    COMMON
        NAME OF BENEFICIAL             COMMON                       SHARE
        OWNER AND POSITION             SHARES       PERCENT     EQUIVALENTS(1)
-------------------------------------------------------------------------------
Betsy Z. Cohen                            1,571       *              8,489
(current Director)
William H. Donaldson                  1,139,470(2)    *              6,857
(Chairman and current Director)
Barbara Hackman Franklin                  4,477       *              7,584
(current Director and Nominee)
Jeffrey E. Garten                           200       *              3,844
(current Director)
Jerome S. Goodman                        22,008(3)    *             12,792
(current Director)
Earl G. Graves                              500       *             11,684
(current Director and Nominee)
Gerald Greenwald                          3,000(4)    *             18,229
(current Director and Nominee)
Ellen M. Hancock                          2,000(5)    *             15,242
(current Director)
Michael H. Jordan                         3,000       *             14,740
(current Director and Nominee)
Jack D. Kuehler                          12,000(6)    *             19,309
(current Director)
Judith Rodin                                502       *             16,249
(current Director)
John W. Rowe, M.D.                        1,000       *             51,936(7)
(President, Chief Executive
Officer and current Director)
L. Edward Shaw, Jr.                     263,370(8)    *
(named executive)
Alan J. Weber                           878,131(9)    *
(named executive)
John W. Coyle                           134,555(10)    *
(named executive)
Richard L. Huber                      1,855,173(11)  1.27%
(former Chief Executive Officer)
Directors and executive               4,506,396(12)   3.04%        186,955
officers as a group
(16 persons)
----------------------------------

* Less than 1%

Unless otherwise noted in the footnotes, each person currently has sole voting and investment powers over the shares set forth above.

Notes to Beneficial Ownership Table
--------------------------------------------------------------------------------
 (1) Except as set forth in Note 7, represents stock units issued under the Nonemployee Director Compensation Plan and the Prior Director Plan, accrued stock units resulting from deferral of retainer and attendance fees and stock units credited to certain Directors in 1996 in connection with the elimination of the Director retirement plan. Stock units, which do not have voting rights, track the value of the Company's Common Stock and earn dividend equivalents that may be reinvested. Reflects adjustments made to reflect the conversion of stock units previously issued under the Prior Director Plan upon the consummation of the Transaction.
 (2) Includes 1,038,720 shares that Mr. Donaldson has the right to acquire upon the exercise of stock options.
 (3) Includes 17,034 shares held by Wellington Limited Partnership, of which Mr. Goodman is a general partner. Excludes 50 shares held by his spouse, as to which Mr. Goodman disclaims beneficial ownership. Mr. Goodman also disclaims beneficial ownership in 20,000 shares held by Conwell Limited Partnership, of which Conwell Corporation is the General Partner. Mr. Goodman's adult children are limited partners of Conwell Limited Partnership and Mr. Goodman is President of Conwell Corporation.
 (4) Represents shares held by his spouse, as to which Mr. Greenwald has no voting or investment power.
 (5) Held jointly with her spouse, as to which Mrs. Hancock shares voting and investment powers.
 (6) Held jointly with his spouse, as to which Mr. Kuehler shares voting and investment powers.
 (7) Represents 51,936 restricted stock units that vest in three equal annual installments commencing on September 15, 2001.
 (8) Includes 261,370 shares that Mr. Shaw has the right to acquire upon exercise of stock options. Also includes 2,000 shares that Mr. Shaw held jointly with his spouse, as to which Mr. Shaw shares voting and investment power.
 (9) Includes 852,271 shares that Mr. Weber has the right to acquire upon exercise of stock options.
(10) Includes 131,790 shares that Mr. Coyle has the right to acquire upon exercise of stock options.
(11) Includes 42,218 shares held by Huber Associates Limited Partnership, a family limited partnership (HALP). Mr. Huber and his spouse are the sole general partners of HALP and hold a 1% limited partnership interest, and each of three other family members is a 33% limited partner. Also includes 1,546,081 shares that Mr. Huber has the right to acquire upon exercise of stock options and 177,622 shares that HALP has the right to acquire upon exercise of stock options. Mr. Huber disclaims beneficial ownership of all shares and stock options held by HALP, except as to his pecuniary interest in HALP.
(12) Directors and executive officers as a group have sole voting and investment powers over 251,982 shares and share voting and investment powers with respect to 59,218 shares. Included in the number of shares shown in the table are 2,772 shares held under the ISP and beneficially owned by executive officers, and 4,189,424 shares that Directors and executive officers have the right to acquire upon the exercise of stock options.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the periods indicated certain compensation of the President and Chief Executive Officer (CEO), the former CEO of former Aetna and each of the four other most highly compensated executive officers of the Company (as of December 31, 2000) in 2000.
--------------------------------------------------------------------------------

                                                                            LONG-TERM COMPENSATION
                                                                          --------------------------
                                                                                    AWARDS
                                          ANNUAL COMPENSATION             --------------------------
                                 --------------------------------------                   SECURITIES
                                                              OTHER                       UNDERLYING
NAME AND PRINCIPAL                                            ANNUAL       RESTRICTED       STOCK
POSITION IN 2000          YEAR     SALARY       BONUS      COMPENSATION   STOCK AWARDS    OPTIONS(7)
----------------------------------------------------------------------------------------------------
William H. Donaldson      2000   $1,000,000   $6,000,000     $29,559(9)    $5,600,000(10) 1,038,720
Chairman(1)

John W. Rowe, M.D.        2000   $  273,077   $  375,000     $     0       $1,367,188(11) 1,246,464
President and Chief
Executive Officer (2)

L. Edward Shaw, Jr.       2000   $  492,308   $  650,000     $     0       $        0       140,227
Executive Vice President  1999      268,269      208,501(8)     9,324               0       225,015(12)
and General Counsel(3)

Alan J. Weber             2000   $  750,000   $1,100,000     $     0       $        0        83,096
Vice Chairman for         1999      750,000      750,000           0                0       176,581
Strategy and Finance and  1998      302,885            0(8)         0       1,039,688       592,594(13)
Chief Financial
Officer(4)

John W. Coyle             2000   $  415,891   $  360,000     $     0       $        0        18,696
Former Vice President,
Business Operations(5)

Richard L. Huber          2000   $  169,231   $        0     $     0       $        0             0
Former Chairman, Chief    1999    1,000,000      680,800(8)         0               0       623,232(12)
Executive Officer and     1998      888,846      470,250(8)         0               0       415,488(13)
President of former
Aetna(6)
----------------------------------------------------------------------------------------------------

                          LONG-TERM COMPENSATION
                          ----------
                           PAYOUTS
                          ----------

                          LONG-TERM
NAME AND PRINCIPAL        INCENTIVE              ALL OTHER
POSITION IN 2000             PLAN               COMPENSATION
-------------------------------------------------------------------------
William H. Donaldson      $        0             $   20,834(15)
Chairman(1)

John W. Rowe, M.D.        $        0             $2,013,654(16)
President and Chief
Executive Officer (2)

L. Edward Shaw, Jr.       $  581,788(14)         $   14,928(17)
Executive Vice President           0                 50,000
and General Counsel(3)

Alan J. Weber             $1,603,662(14)         $   45,500(17)
Vice Chairman for                  0                 36,058
Strategy and Finance and           0                      0
Chief Financial
Officer(4)

John W. Coyle             $  470,267(14)         $   37,075(17)
Former Vice President,
Business Operations(5)

Richard L. Huber          $3,140,563(14)         $3,679,193(18)
Former Chairman, Chief             0                 73,513
Executive Officer and        837,262                 44,442
President of former
Aetna(6)
---------------------------------------------------------------------------------------

 (1) Mr. Donaldson became Chairman, President and Chief Executive Officer of the Company on May 30, 2000 and served as President and Chief Executive Officer until September 15, 2000. Mr. Donaldson also served as Chairman, President and Chief Executive Officer of former Aetna from February 25, 2000 until the time of the Transaction. Effective April 1, 2001, Mr. Donaldson will retire as Chairman of the Company. Mr. Donaldson was not an executive officer of the Company or former Aetna at any time in 1998 or 1999.
 (2) Dr. Rowe became President and Chief Executive Officer of the Company on September 15, 2000, when the Company was former Aetna's health and related benefits subsidiary, and continued in that role following the Transaction, when the Company became an independent, public company. Effective April 1, 2001, Dr. Rowe will also become Chairman of the Company. Dr. Rowe was also an executive officer of former Aetna from September 15, 2000 until the Transaction. Dr. Rowe was not an executive officer of the Company or former Aetna at any time in 1998 or 1999.
 (3) Mr. Shaw was an executive officer of former Aetna from May 1999 until the time of the Transaction, and became an executive officer of the Company during 2000. Mr. Shaw was not an executive officer at any time in 1998.
 (4) Mr. Weber was an executive officer of former Aetna from August 1998 until the time of the Transaction, and became an executive officer of the Company during 2000.
 (5) Mr. Coyle was not an executive officer at any time in 1998 or 1999. Mr. Coyle resigned from all of his positions with the Company effective February 9, 2001.
 (6) Mr. Huber was named Chairman of former Aetna on March 1, 1998 and Chief Executive Officer and President of former Aetna on July 28, 1997. Mr. Huber resigned from all of his positions with former Aetna and the Company effective February 25, 2000.

 (7) Represents stock options granted under the Company's 2000 Stock Plan (the 2000 Stock Plan) and former Aetna's 1996 Stock Incentive Plan (the former Aetna Stock Plan), adjusted to reflect conversion to stock options under the 2000 Stock Plan upon consummation of the Transaction.
 (8) Amounts shown do not include the amount of bonus forgone at the election of the executive in exchange for a stock option grant (see Notes 12 and 13).
 (9) Represents reimbursement for certain income taxes pursuant to Mr. Donaldson's employment agreement.
(10) The value of the restricted stock was determined using the closing price of former Aetna's Common Stock on March 10, 2000, the last day of trading prior to the date of the grant. Dividends are paid on the shares. The restricted stock vested upon completion of the Transaction.
(11) The value of the restricted stock units was determined using the closing price of former Aetna's Common Stock on September 15, 2000, the date of the grant. Dividend equivalents are paid on the restricted stock units. The restricted stock units will vest in three equal installments on September 15, 2001, September 15, 2002 and September 15, 2003. At December 31, 2000, Dr. Rowe held 51,936 restricted stock units with a value of $2,132,623.
(12) Includes a stock option grant on February 8, 2000 for 40,814 and 100,000 shares of former Aetna Common Stock to Messrs. Shaw and Huber, respectively, which converted into options for 84,788 and 207,774 shares, respectively, of the Company's Common Stock upon consummation of the Transaction, in lieu of payment of all or a portion of the named executive's 1999 bonus award at the election of such executive. Executives were not permitted to acquire options on more than 100,000 shares of former Aetna Common Stock under this program each year.
(13) Includes a stock option grant on February 1, 1999 for 85,252 and 100,000 shares of former Aetna Common Stock to Messrs. Weber and Huber, respectively, which converted into options for 177,106 and 207,744 shares, respectively, of the Company's Common Stock upon consummation of the Transaction, in lieu of payment of all or a portion of the named executive's 1998 bonus award at the election of such executive. Executives were not permitted to acquire options on more than 100,000 shares of former Aetna Common Stock under this program each year.
(14) Long-term incentive units awarded under the former Aetna Stock Plan vested and were paid out at target performance level upon completion of the Transaction.
(15) Includes $8,500 in matching contribution made by the Company and former Aetna under the ISP (see Note 17). Also includes $12,334 paid to Mr. Donaldson as outside Director's fees prior to his becoming an officer of former Aetna on February 25, 2000.
(16) Includes $13,654 in matching contribution made by the Company and former Aetna under the ISP and the Supplemental ISP (see Note 17). Also includes $2,000,000 sign-on bonus in accordance with Dr. Rowe's employment agreement. The amount of the sign-on bonus was determined primarily to make Dr. Rowe whole for deferred and other compensation which Dr. Rowe forfeited by joining the Company.
(17) Matching contribution made by the Company and former Aetna under the ISP and the Supplemental ISP. The ISP is a profit-sharing thrift plan qualified under the Code. The Company matches, dollar-for-dollar, amounts deferred by employees under the ISP up to 5% of annual salary. The Company has established the Supplemental ISP to provide the deferred and matching benefits that would have been credited to the ISP but for limits imposed by the Employee Retirement Income Security Act (ERISA) and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under the ISP, as provided from time to time by the Company's Board.
(18) Includes $43,655 in matching contribution made by former Aetna under the ISP and the Supplemental ISP (see Note 17). Also includes severance payments of $3,384,000, payment of $161,538 for accrued paid time off and payment of $90,000 in lieu of outplacement and transitional financial counseling.

Stock Option Grants Table

The following table sets forth certain information concerning stock options granted during 2000 by former Aetna prior to the Transaction and by the Company thereafter to the persons listed in the Summary Compensation Table on page 17. The number of shares reported reflects the adjustment of the options granted by former Aetna to options for shares of the Company's Common Stock, which occurred upon consummation of the Transaction. The hypothetical grant date present values of stock options granted in 2000 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options.

--------------------------------------------------------------------------------

                                          INDIVIDUAL GRANTS(1)
---------------------------------------------------------------------------------------------------------
                                                PERCENT OF
                                 NUMBER OF     TOTAL STOCK
                                SECURITIES       OPTIONS
                                UNDERLYING      GRANTED TO    EXERCISE                         GRANT DATE
                               STOCK OPTIONS   EMPLOYEES IN   PRICE PER       EXPIRATION        PRESENT
NAME                              GRANTED          2000         SHARE            DATE            VALUE
---------------------------------------------------------------------------------------------------------
William H. Donaldson.........    623,232(2)        6.27%      $19.7960     February 28, 2010   $4,215,000(8)
                                 207,744(2)        2.09%       26.4749     February 28, 2010    1,018,000(8)
                                 207,744(2)        2.09%       31.2885     February 28, 2010      816,000(8)
John W. Rowe, M.D............    623,232(3)        6.27%       26.3245    September 15, 2010    6,135,000(9)
                                 415,488(3)        4.18%       35.0116    September 15, 2010    3,112,000(9)
                                 207,744(4)        2.09%       35.0116     December 14, 2010    2,823,241(10)
L. Edward Shaw, Jr...........     84,788(5)        0.85%       22.1427      February 8, 2005      648,534(11)
                                  21,813(2)        0.22%       19.7960     February 28, 2010      147,525(8)
                                   7,271(2)        0.07%       26.4749     February 28, 2010       35,630(8)
                                   7,271(2)        0.07%       31.2885     February 28, 2010       28,560(8)
                                 103,872(6)        1.05%       26.6554     September 5, 2010    1,037,000(12)
Alan J. Weber................     49,858(2)        0.50%       19.7960     February 28, 2010      337,200(8)
                                  16,619(2)        0.17%       26.4749     February 28, 2010       81,440(8)
                                  16,619(2)        0.17%       31.2885     February 28, 2010       65,280(8)
John W. Coyle................      2,908(7)        0.03%       22.1427      February 8, 2010       22,246(11)
                                  15,788(2)        0.16%       19.7960     February 28, 2010      106,780(8)
Richard L. Huber.............    207,744(5)        2.09%       22.1427      February 8, 2005    1,589,000(11)
---------------------------------------------------------------------------------------------------------

 (1) Options granted prior to the Transaction were granted under the former Aetna Stock Plan and were adjusted to reflect conversion to options under the 2000 Stock Plan. Options granted after the Transaction were granted under the 2000 Stock Plan. The 2000 Stock Plan permits participants to use shares of the Company's Common Stock to exercise options. The 2000 Stock Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Under the 2000 Stock Plan, options may be granted until December 31, 2010.
 (2) Date of grant was February 29, 2000. Option vested and became exercisable upon completion of the Transaction.
 (3) Date of grant was September 15, 2000; initial exercise date is September 15, 2001; option vests in equal installments over a period of three years.
 (4) Date of grant was December 14, 2000; initial exercise date is December 14, 2001; option vests in equal installments over a period of three years.
 (5) Represents option granted in lieu of all or a portion of the named executive's 1999 bonus award at the election of such named executive. Date of grant was February 8, 2000; option vested immediately.
 (6) Date of grant was September 5, 2000; initial exercise date is September 5, 2001; option vests in equal installments over a period of three years.
 (7) Date of grant was February 8, 2000. Option vested and became exercisable upon completion of the Transaction.

 (8) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted February 29, 2000 were as follows: (i) a volatility factor of 39.2%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 6.61%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 1.9%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
 (9) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted September 15, 2000 were as follows: (i) a volatility factor of 43.8%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 5.93%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 1.5%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
(10) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted December 14, 2000 were as follows: (i) a volatility factor of 43.3%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 5.19%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
(11) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted February 8, 2000 were as follows:
     (i) a volatility factor of 38.7%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 6.74%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 1.7%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
(12) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted September 5, 2000 were as follows: (i) a volatility factor of 43.8%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 5.92%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 1.4%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.

There is no assurance that the hypothetical present values of stock options presented in the preceding table represent the actual values of such options. The hypothetical values shown should not be construed as predictions by the Company as to the future value of its Common Stock.

Stock Option Exercises and December 31, 2000 Stock Option Value Table

The following table sets forth certain information concerning stock options exercised during 2000 by the persons listed in the Summary Compensation Table on page 17 and the number and value of specified options held by those persons at December 31, 2000. The values of unexercised in-the-money stock options at December 31, 2000 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.
--------------------------------------------------------------------------------

                                                                                               VALUE OF
                                                        NUMBER OF SECURITIES                 UNEXERCISED
                                                             UNDERLYING                      IN-THE-MONEY
                              SHARES     VALUE         UNEXERCISED OPTIONS AT                 OPTIONS AT
                             ACQUIRED   REALIZED         DECEMBER 31, 2000               DECEMBER 31, 2000(1)
                                ON         ON      ------------------------------   ------------------------------
           NAME              EXERCISE   EXERCISE   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
------------------------------------------------------------------------------------------------------------------
William H. Donaldson            0          0        1,038,720               0       $18,314,940     $         0
John W. Rowe, M.D.              0          0                0       1,246,464                 0      12,956,308
L. Edward Shaw, Jr.             0          0          261,370         103,872         2,858,646       1,496,494
Alan J. Weber                   0          0          852,271               0         5,372,680               0
John W. Coyle                   0          0          131,790               0           870,455               0
Richard L. Huber(3)             0          0        1,723,703               0        11,770,780               0
------------------------------------------------------------------------------------------------------------------

(1) Based on the December 29, 2000 closing stock price of $41.0625.
(2) Represents stock options that are not vested.
(3) Includes stock options held by Huber Associates Limited Partnership (HALP). For additional information about HALP, see Note 11 to the Beneficial Ownership Table. Mr. Huber disclaims beneficial ownership of all stock options held by HALP, except as to his pecuniary interest in HALP.

Long-Term Incentive Awards Table

The following table sets forth certain information concerning long-term incentive awards granted during 2000 to certain persons listed in the Summary Compensation Table on page 17 under the former Aetna Stock Plan.
--------------------------------------------------------------------------------

                                                     PERFORMANCE        ESTIMATED FUTURE PAYOUTS
                                                       OR OTHER            (IN SHARES) UNDER
                                      NUMBER OF      PERIOD UNTIL     NON-STOCK PRICE BASED PLANS
                                    UNITS GRANTED     MATURATION     ------------------------------
               NAME                  IN 2000(1)       OR PAYOUT      THRESHOLD    TARGET    MAXIMUM
---------------------------------------------------------------------------------------------------
John W. Coyle                             700        1999 - 2002         350        700      1,225
L. Edward Shaw, Jr.                     9,500        1999 - 2002       4,750      9,500     16,625
---------------------------------------------------------------------------------------------------

(1) The incentive units vested and were paid out at target performance level upon completion of the Transaction.

Pension Plan

The Company provides for certain of its employees a noncontributory, defined benefit pension plan (the Pension Plan). The Company became the plan sponsor of the Pension Plan upon consummation of the Transaction. Effective January 1, 1999, the Pension Plan was amended to convert the plan's final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year a participant's cash balance account is credited with (i) a pension credit based on the participant's age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant's account balance as of the beginning of the year and an interest rate that equals the average

30-year U.S. Treasury bond rate for October of the prior calendar year. (For 2000, the interest rate was 6.26%.) For purposes of the Pension Plan, eligible pay is generally base pay and certain other forms of cash compensation, including annual performance bonuses but excluding long-term incentive compensation and proceeds from stock option exercises.

Employees with former Aetna pension benefits as of December 31, 1998 (including Messrs. Huber and Coyle) are considered transition participants under the Pension Plan. Transition participants continue to accrue benefits under the Pension Plan's final average pay formula until December 31, 2006. Under this formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee's average annual earnings during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. On termination of employment, the value of the cash balance account is compared to the lump sum value of the benefit under the final average pay formula, and the greater of these two amounts becomes the cash balance account value.

The estimated annual benefits expressed as a single life annuity payable at age 65 for Messrs. Shaw and Weber are $91,488 and $712,205, respectively. These estimates assume each named executive continues working for the Company until age 65, the account balance receives annual interest credits of 6.26% for 2000 and 6% thereafter, pension eligible pay increases 4% per year, the Social Security wage base increases 3.5% per year, and the Pension Plan continues unchanged until the projection date. Actual benefits will vary. Mr. Huber's annual pension benefit expressed as a single life annuity commencing at age 63 (his age at the time of his resignation from former Aetna) is $331,613. Mr. Coyle's annual pension benefit expressed as a single life annuity commencing at age 48 (his age at the time of his resignation from the Company) is $31,783. Mr. Donaldson's annual pension benefit expressed as a single life annuity commencing at age 69 (his age at the time of his retirement from the Company) is $41,568. The estimated benefits for Messrs. Shaw and Weber and benefits for Messrs. Huber, Coyle and Donaldson do not take into account any reduction for joint and survivorship payments, any offset for Social Security benefits to be received by the employee, or payment of lump sum benefits of up to 50% of the employee's cash balance account at the election of the employee. Dr. Rowe is not currently eligible to participate in the Pension Plan.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, the Company has established a supplemental pension plan to provide benefits (included in the amounts listed in the preceding paragraph) that would exceed the Code limit. The supplemental pension plan also is used to pay other pension benefits not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan.

Other Agreements

The Company administers a Severance and Salary Continuation Benefits Plan (the Severance Plan) under which employees, including the Company's executive officers, terminated by the Company without cause may receive up to two weeks of continuing salary for every credited full year of employment to a maximum of one year's salary. In addition, when an employee's job is eliminated due to reengineering, reorganization or staff reduction efforts, employees, including the Company's executive officers, are eligible for an additional 13 weeks of salary continuation and outplacement assistance. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purposes of inducing employment of senior officers or rewarding past service. Certain benefits continue during the severance pay and salary continuation periods. As a result of the Transaction, the Severance Plan will be noncancelable until December 13, 2002.

Prior to the Transaction, former Aetna entered into certain agreements with Mr. Donaldson, Dr. Rowe and Messrs. Weber, Shaw and Huber. The obligations of former Aetna under these agreements, which are described below, were assumed by the Company upon the completion of the Transaction.

In connection with Mr. Donaldson's employment with former Aetna as its Chairman, President and Chief Executive Officer, former Aetna entered into an agreement with Mr. Donaldson, whereby it agreed to provide Mr. Donaldson with a salary of $1,000,000, annual bonus opportunity of up to $2,000,000 for calendar year 2000 under the Annual Incentive Plan and an additional bonus as determined by the Committee on Compensation and Organization. Upon completion of the Transaction, the Company assumed former Aetna's obligations under its agreement with Mr. Donaldson. On February 29, 2000, Mr. Donaldson was granted stock options that have converted into stock options for 1,038,720 shares of the Company's Common Stock. The exercise price per share is $19.7960 for 623,232 shares, $26.4749 for 207,744 shares and $31.2885 for 207,744 shares. Mr. Donaldson was also granted 100,000 shares of restricted Common Stock of former Aetna. The options and restricted Common Stock vested upon completion of the Transaction. In accordance with his agreement with the Company, upon Mr. Donaldson's retirement as Chairman of the Company, he will be paid a pro rata bonus for 2001 of $500,000. The Company has agreed generally to make Mr. Donaldson whole for any excise taxes incurred as a result of payments made under his employment arrangement or otherwise.

The Company has entered into an agreement with Dr. Rowe, pursuant to which he will serve as Chief Executive Officer of the Company and, not later than December 31, 2001, Chairman of the Board of Directors. Dr. Rowe will become Chairman of the Board of Directors of the Company effective April 1, 2001. Under the agreement, which is for a term of three years, with two one-year extensions, Dr. Rowe is entitled to an annual salary of not less than $1,000,000, a target annual bonus opportunity of $1,500,000 and a maximum annual bonus opportunity of $3,000,000. Dr. Rowe is entitled to minimum annual bonus payments for 2000 and 2001 of $375,000 and $1,000,000, respectively. Dr. Rowe received a sign-on bonus of $2,000,000 and, on July 3, 2001, will receive a retention bonus of $1,400,000, subject to continued employment. The amount of the sign-on bonus and the retention bonus were determined primarily to make Dr. Rowe whole for deferred and other compensation that Dr. Rowe forfeited by joining the Company.

Effective September 15, 2000, Dr. Rowe was granted restricted stock units by former Aetna that converted into 51,936 restricted stock units of the Company upon completion of the Transaction. Dr. Rowe also was granted stock options that, upon completion of the Transaction, were converted into stock options for 1,038,720 shares of the Company's Common Stock. The option exercise price is $26.3245 (the fair market value of a share of former Aetna Common Stock on September 15, 2000, as equitably adjusted to reflect the Transaction) for 623,232 shares and $35.0116 for 415,488 shares. The options and the restricted stock units will vest in three equal annual installments commencing September 15, 2001 (with accelerated vesting upon a change in control, excluding the Transaction, and upon certain terminations of employment). Upon completion of the Transaction, Dr. Rowe was granted additional stock options for 207,744 shares of the Company's Common Stock with an exercise price of $35.0116 per share. In addition to certain other benefits, Dr. Rowe will be entitled (subject to vesting in five equal annual installments) to a minimum annual pension of $300,000 commencing at age 65.

If Dr. Rowe's employment is terminated by the Company other than for "cause," death or disability, or by Dr. Rowe for "good reason," he will be entitled to 104 weeks (156 weeks, if such termination is within two years following a change in control) of cash compensation (calculated as annual base salary and target annual bonus), his pro rata bonus for the year of termination and, if not previously paid, his retention bonus. If the Company does not renew Dr. Rowe's agreement for a one-year term on December 31, 2003 or 2004, he will be entitled to a cash payment of $3,000,000 or $1,500,000, respectively. The Company has agreed generally to make Dr. Rowe whole for any excise taxes incurred as a result of payments made under his agreement or otherwise.

Mr. Weber has entered into an agreement with the Company that provides that if, during the two-year period following the Transaction, his employment is terminated by the Company without cause or he terminates his employment for any reason (other than in circumstances that would constitute cause), in lieu of participation in the Company's severance plan, he will be entitled to 156 weeks of cash compensation (calculated as annual base salary and target annual bonus amount). Mr. Weber's pension benefits are vested under the Company's pension plan. The Company has agreed to make certain minimum contributions to Mr. Weber's cash balance pension account, which the Company believes are not greater than the value of the pension benefits forgone by Mr. Weber as a result of his departure from his previous employer. The Company has agreed generally to make Mr. Weber whole for any excise taxes incurred as a result of payments made under his agreement or otherwise.

The Company has entered into an agreement with Mr. Shaw. Under this agreement, which runs through December 31, 2003, Mr. Shaw is entitled to an annual salary of not less than $525,000 and, for 2000 and 2001, a guaranteed annual bonus equal to his target annual bonus opportunity of $420,000.

Mr. Shaw was granted stock options that, upon completion of the Transaction, were converted into stock options for 103,872 shares of the Company's Common Stock with an option exercise price of $26.6554 per share (the fair market value of a share of former Aetna Common Stock on the grant date, as adjusted to reflect the Transaction). The options will vest in three equal annual installments (with accelerated vesting upon a change in control, other than the Transaction, and upon certain terminations of employment).

Under this agreement, if Mr. Shaw's employment is terminated by the Company other than for "cause," death or disability, Mr. Shaw will be entitled to 156 weeks of cash compensation (calculated as annual base salary and target annual bonus), and continued health and dental benefits. Mr. Shaw may elect special retirement on or after January 2002, in which case he will be entitled to 50% of his current base salary and target annual bonus for the balance of the agreement term and continued health and dental benefits. The Company has agreed generally to make Mr. Shaw whole for any excise taxes incurred as a result of payments made under his agreement or otherwise.

In connection with Mr. Huber's termination of employment with former Aetna effective as of February 25, 2000, he received a lump sum payment of $3,384,000 (based on 88 weeks of salary ($1,000,000 annually) and target annual bonus ($1,000,000 annually)) in exchange for his agreement generally not to compete with the Company. The Company also will provide Mr. Huber with an office and administrative support until November 2, 2001 to accommodate his transition needs. Mr. Huber is eligible for enhanced pension rights and certain other benefits offered to employees who retire from the Company.

The Board of Directors has approved provisions to protect certain benefits of Company employees upon a change-in-control of the Company (as defined). The provisions provide that the Severance Plan shall become noncancelable for a period of two years following a change-in-control. All previously granted stock options that have not yet vested will become vested and immediately exercisable. Upon a change-in-control, bonuses payable under the Company's Annual Incentive Plan will become payable based on the target award for participants. Provision has been made to maintain the aggregate value of specified benefits for one year following a change-in-control. Provision also has been made to permit funding of a trust to protect supplemental retirement benefits (pension and 401(k)) and deferred compensation upon a change-in-control or potential change-in-control (each as defined) of an affiliate of the Company.

REPORT OF THE COMMITTEE ON COMPENSATION AND ORGANIZATION

The 2000 Compensation program described in this Proxy Statement was established by the Committee on Compensation and Organization of former Aetna. The current members of the Company's Committee on Compensation and Organization are the same as the members of the former Aetna Committee on Compensation and Organization. During 2000, the compensation program was impacted by the sale to ING of former Aetna's financial services and international businesses and the spin-off of the Company to shareholders of former Aetna (the Transaction).

What was the compensation philosophy during 2000?

The executive compensation program was designed to:

- attract and retain high-performing executives;

- focus executives on increasing shareholder value by awarding them stock-based compensation directly linked to improvements in shareholder return;

- compensate executives based on the Company's performance relative to its competitors and improvements in the Company's performance over time; and

- create a performance-oriented environment in which executives can earn increased levels of compensation by achieving superior annual and long-term business results.

What was the structure of the executive compensation program?

The compensation program for executive officers consisted of four principal elements:

- salaries;

- annual incentive bonuses;

- stock options; and

- long-term incentive awards.

The compensation program was designed to set total compensation opportunity (salary, annual bonus, stock options and long-term incentive award) at a level relative to the median level of total compensation paid to similarly positioned executives at companies in a comparison group selected for each position (the Comparison Group). The program was designed to achieve a mix of cash and long-term incentive awards appropriate for each position. Executive officers also were eligible for other employee benefits as set forth in the Summary Compensation Table (see page 17).

How were salaries determined?

Salaries are reviewed annually by the Committee. Salaries are based on the competitive marketplace for comparable jobs. Individual salaries were determined by the former Aetna Committee after evaluating the executive's experience, level and scope of responsibility, and individual performance.

How were bonuses determined?

The annual bonus program is designed to incent executive officers to achieve specific financial and strategic goals.

Annual Incentive Plan. The Annual Incentive Plan (the Plan) applies to executives named in the Company's Proxy Statement. Under the Plan, specific goals are established by the Committee at the beginning of each performance year and bonuses are linked directly to their achievement. The goals established in relation to 2000 are described in further detail below. If 100% of either goal is met, the maximum award permitted under the Plan may be paid. If neither of these goals is met at the 100% level, the maximum bonus payable is proportionately reduced. The Committee has discretion to pay less than the maximum amount permitted by the Plan. For 2000, the two goals established for the Chairman, the Chief Executive Officer, the Vice Chairman and the General Counsel were measured by (i) corporate net income (adjusted by the Committee to exclude unplanned capital gains and losses, as well as certain items identified at the start of the performance year and determined to be unusual, nonrecurring or beyond management's control) and (ii) Company revenues. The two goals established for the Vice President, Business Operations were measured by (i) income -- 75% on the business unit's operating earnings (measured by income from continuing operations before realized capital gains and losses) and 25% on corporate net income (measured by income from continuing operations before realized capital gains and losses) and (ii) Company revenues. The goals were met at less than a 100% level, so the maximum bonus payable under the Plan was proportionately reduced.

Management Incentive Plan. Executive officers who do not participate in the Annual Incentive Plan participate in the Company's Management Incentive Plan
(MIP). Under MIP, the Committee sets the amount of a staff or business unit's bonus pool funding based on various levels of financial and strategic performance for each business unit or staff area. Twenty-five percent of a business unit's bonus pool depends on overall Company results and 75% depends on the business unit's own financial performance, measured by operating earnings, return on invested capital and achievement of identified operational priorities. Twenty-five percent to 40% of a staff unit's bonus pool depends on Company operating earnings and 60%-75% depends on the unit's own financial performance, measured by actual expense level versus budget, and by achievement of other relevant performance objectives. Examples of these other performance objectives include measurable improvements in the quality of customer service, management of human resources, diversity and effective resolution of legal, regulatory or other important issues affecting the Company.

Under MIP, if 100% of the goal is met, up to 100% of the target bonus pool is funded. If 70% of the goal is met, up to 30% of the bonus pool is funded. If the goal is exceeded, up to 200% of the bonus pool is funded.

In connection with the change-in-control associated with the Transaction, the MIP bonus pools were funded at the greater of actual or target performance. Individual bonuses were determined based on individual contributions to business or staff unit results.

How were stock option and restricted stock awards determined?

The Company awards stock options to align the interests of its executive officers with those of its shareholders in increasing shareholder value. Stock options are granted at not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Because stock options provide value only in the event of share price appreciation, the Committee believes stock options represent an important component of the Company's executive compensation program.

Given the uncertainty facing former Aetna early in 2000, former Aetna granted stock options to essentially all Company employees to strengthen retention and to further incent executives to achieve Company objectives, including increased stock price. The number of option shares granted was determined by reference to the number of option shares granted to such employees in October 1999.

From time to time the Company also grants stock options or restricted stock in connection with hiring, promotions or other situations where the Committee believes the circumstances warrant a stock option or restricted stock award. The amount granted in these instances is determined by the Committee based on the individual circumstances.

What was the basis for the payout of the long-term incentive awards?

Long-term incentive awards issued under the former Aetna Stock Plan provided that upon a change-in-control of former Aetna, outstanding awards would vest. In addition, the award agreements stated that if the award was in the final two years of a performance cycle, the full award would be paid at the greater of target or actual performance through the date of the change-in-control. If the award was in the first two years of a performance cycle, the award agreements provided that a prorated award would be paid equal to the greater of target or actual performance through the date of the change-in-control. The Transaction constituted a change-in-control of former Aetna under the award agreements. As a result, outstanding long-term awards issued for the 1997-2000 performance cycle and the 1999-2002 performance cycle paid out in accordance with the terms of the agreements.

How did the Transaction impact stock options and restricted stock held by executive officers?

The Transaction constituted a change-in-control of former Aetna under the stock option and restricted stock agreements. As a result, former Aetna stock options held by executive officers were equitably converted into options of the Company with adjustments made to both the number of options and exercise prices to maintain the intrinsic in- or out-of-the-money value of the former Aetna options. In addition, stock options held by executive officers (other than Dr. Rowe's stock options and certain of Mr. Shaw's stock options), vested. Restricted stock held by Mr. Donaldson and Mr. Weber also vested. Restricted stock units held by Dr. Rowe did not vest but were equitably adjusted to reflect the Transaction and converted to restricted stock units of the Company.

How has the Company responded to IRS limits on deductibility of compensation?

Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that performance-based pay over $1 million is, in some circumstances, necessary to attract and retain executives in a competitive marketplace. Stock options and Incentive Units granted under the Company's 2000 Stock Plan and annual bonuses paid under the Annual Incentive Plan are designed so that the compensation paid will be tax deductible by the Company. The Committee believes that there are circumstances under which it is appropriate for the Committee to elect to forgo deductibility to maintain flexibility or to continue to pay competitive compensation. Some of the payouts made under the Long-Term Incentive Program due to the Transaction will not be deductible under sec.162(m) because the payout did not meet the requirements of sec.162(m).

What was the basis for Mr. Donaldson's 2000 compensation?

Mr. Donaldson was hired as Chairman, President and Chief Executive Officer of former Aetna on February 25, 2000. The total compensation opportunity outlined in Mr. Donaldson's employment agreement (salary, equity awards, annual bonus and special bonus awards) was determined by the Committee, in consultation with an outside compensation consultant, after a review of the total compensation opportunity for chief executive officers of the companies included in the Morgan Stanley Healthcare Payor Index and a review of the total compensation opportunity provided to chief executive officers of other major corporations hired in corporate restructuring situations.

Salary. Mr. Donaldson's salary was determined by the Committee by reference to the salary that was paid to the then departing Chairman, President and Chief Executive Officer of former Aetna.

Bonus. As part of his employment agreement, the Board of Directors specified six criteria against which Mr. Donaldson would be evaluated for purposes of determining his annual bonus award and eligibility for an additional special bonus award. The six criteria identified by the Board were: (i) implementation of strategic decisions; (ii) unlocking shareholder value; (iii) achieving the Company's operating plan (adjusted to reflect strategic decisions); (iv) executing divestitures; (v) restoring public/brand image and (vi) positioning the Company for the CEO's successor. The Committee reviewed Mr. Donaldson's performance against each of these criteria and determined that he had not only achieved each of the criteria, but in many instances more than exceeded expectations. During 2000, former Aetna completed the sale of its financial services and international businesses to ING and achieved total shareholder value of $10.9 billion (combined year-end market capitalization of the Company and cash proceeds paid to shareholders as part of the Transaction). This is substantially higher than the $5.6 billion market value of former Aetna at the time when Mr. Donaldson assumed the position of Chairman and CEO. During 2000, the Company also began the process of restructuring its health business around the key themes of choice, flexibility, quality and responsiveness, and improving the Company's competitiveness with a series of strategic initiatives. At the same time, under Mr. Donaldson's direction, the Company introduced new patient management and health delivery strategies and policies which positioned the Company for significantly strengthened relations with health care providers. Finally, Mr. Donaldson successfully positioned the Company for the appointment of Dr. John W. Rowe, as Chief Executive Officer. Mr. Donaldson assumed leadership of the Company under difficult circumstances and the significant progress made by the Company over the past year is a direct result of his efforts, together with the efforts of all Company employees. Accordingly, the Committee determined to award Mr. Donaldson a bonus of $1,996,000 under the Company's Annual Incentive Plan, the maximum bonus payable under the Plan. The bonus was determined based on the level of achievement of the Plan's specified goals (described above) and the achievement of the six performance criteria.

Mr. Donaldson's employment agreement provided that he would be eligible for consideration for a discretionary, special bonus award for fiscal year 2000 in addition to the annual bonus under the Annual Incentive Plan. Under his employment agreement, Mr. Donaldson's special bonus was to be determined based upon the level of achievement of the six performance criteria described above. The Committee awarded Mr. Donaldson a special bonus of $4,004,000. This amount was determined by the Committee after a review of Mr. Donaldson's performance against the specified criteria and after review of material prepared by an outside compensation consultant (which included bonus amounts paid to chief executive officers of other major corporations hired in corporate restructuring situations).

Equity Awards. As part of his employment agreement, Mr. Donaldson was awarded a stock option for 500,000 shares(1) (200,000 of which were granted at a strike price above the market price at the time of grant) and 100,000 shares of restricted stock. These equity awards were determined after a review of the equity incentives provided to chief executive officers hired by other major corporations in corporate restructuring situations and to replace the income opportunity Mr. Donaldson would forfeit as a result of assuming the position with Company. The Committee also believed it important to provide an immediate incentive for Mr. Donaldson to increase shareholder value.

What was the basis for Dr. Rowe's 2000 compensation?

Salary. Dr. Rowe was hired on September 15, 2000. Dr. Rowe's salary was determined by the Committee, in consultation with an outside compensation consultation, after a review of the total compensation opportunity for chief executive officers of the companies included in the Morgan Stanley Healthcare Payor Index. In order to recruit Dr. Rowe to the Company, his total future compensation opportunity (salary, annual bonus, future stock option grants and long-term incentives) was established by the Committee at a level slightly higher than the median.

Annual Incentive Bonus. As part of his employment agreement, Dr. Rowe was guaranteed a bonus of $375,000 for 2000. Dr. Rowe's bonus reflected this guaranteed amount.

Equity Awards. Under the terms of his employment agreement, Dr. Rowe was granted a stock option for 500,000 shares(1) of former Aetna (200,000 of which were granted at a strike price above the market price at the time of grant) and 207,744 shares of the Company. These options did not vest as a result of the Transaction. In addition, Dr. Rowe was granted restricted stock units representing 25,000 shares of former Aetna. These restricted stock units were converted to Company stock units as a result of the Transaction. These equity awards were determined after consultation with an outside compensation consultant to provide Dr. Rowe with an immediate incentive to increase shareholder value.

Miscellaneous. As part of his employment agreement, Dr. Rowe was provided an immediate sign-on bonus of $2,000,000. This amount was determined primarily to make Dr. Rowe whole for deferred and other compensation from his prior employer that he forfeited by joining the Company.

---------------
(1) The former Aetna options granted to Mr. Donaldson and Dr. Rowe were equitably adjusted to reflect the Transaction. The grants for each were converted to an option for 1,038,720 Company shares.

What was the basis for Mr. Huber's compensation in 2000?

Mr. Huber's severance arrangements were negotiated in connection with his departure from the Company in February of 2000. The amounts were determined by the Committee and the Board after consultation with an outside compensation consultant and a review of severance arrangements provided to senior executives of other major corporations. In addition, the severance arrangement required Mr. Huber to enter into an agreement not to compete with the Company.

The Committee on Compensation and Organization

Michael H. Jordan, Chairman
Betsy Z. Cohen
Jack D. Kuehler
Gerald Greenwald

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its oversight of the Company's systems of internal control, the Company's preparation of its consolidated financial statements, the activities of the Company's Internal Audit Department, the conduct of the annual audit of the Company and the relationship between the Company and its independent accountants. The Board of Directors of former Aetna, in its business judgment, in April 2000 determined that all members of the Committee are "independent," as required by the applicable listing standards of the New York Stock Exchange. The Board of Directors (with the assistance of the Committee) has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement). The Committee operates pursuant to a Charter that was last amended and restated by the Board on February 23, 2001, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company's financial statements. The independent accountants express an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States of America and also provide a review report regarding the Company's interim financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1. Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to information technology consulting services relating to financial information systems design and implementation, and other non-audit services provided by the independent accountants. The Committee has considered whether the provision of all non-audit services by the independent accountants to the Company is compatible with maintaining the independent accountants' independence and has discussed with them their independence.

Members of the Committee are not employees of the Company and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the

Company, legal counsel, independent accountants or other persons with professional or expert competence. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies, or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements by the Company's independent accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's independent accountants are in fact "independent."

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

The Audit Committee

Barbara Hackman Franklin, Chairman
Jeffrey E. Garten
Earl G. Graves
Ellen M. Hancock

CORPORATE PERFORMANCE GRAPHS

The following graph compares the cumulative total shareholder return on the Company's Common Stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor's 500 Stock Index (S&P 500) and the cumulative total return on the published Morgan Stanley Healthcare Payor Index (currently 12 companies) (MSHPI) from the date of the Transaction, when it was first traded publicly, until the end of 2000. The graph assumes a $100 investment in shares of the Company's Common Stock on December 13, 2000. For information concerning former Aetna's cumulative total shareholder return from December 31, 1995 to December 13, 2000, see the additional graph on page 32.

                   CUMULATIVE TOTAL RETURN FROM DECEMBER 13, 2000 TO
                       DECEMBER 31, 2000 OF AETNA COMMON STOCK,
                   S&P 500 AND MORGAN STANLEY HEALTHCARE PAYOR INDEX
[LINE GRAPH]

                                                                                                        MORGAN STANLEY HEALTHCARE
                                                       AETNA, INC.                   S&P 500                   PAYOR INDEX
                                                       -----------                   -------            -------------------------
12/13/00                                                $100.00                     $100.00                     $100.00
12/31/00                                                 122.98                       97.12                      103.98

The following graph, included for informational purposes, compares the cumulative total shareholder return on former Aetna's Common Stock (assuming reinvestment of dividends) with the cumulative total return on the S&P 500 and the cumulative total return on the MSHPI* over the preceding five-calendar-year period, concluding on December 13, 2000, the last day of trading of former Aetna Common Stock. The graph assumes a $100 investment in shares of former Aetna Common Stock on December 31, 1995.

                           FIVE-YEAR CUMULATIVE TOTAL RETURN
                          FORMER AETNA COMMON STOCK, S&P 500
                       AND MORGAN STANLEY HEALTHCARE PAYOR INDEX
[LINE GRAPH]

                                                                                                        MORGAN STANLEY HEALTHCARE
                                                    FORMER AETNA, INC                S&P 500                   PAYOR INDEX
                                                    -----------------                -------            -------------------------
12/31/95                                                $100.00                     $100.00                     $100.00
12/31/96                                                 118.53                      122.86                      106.04
12/31/97                                                 105.55                      163.86                      103.44
12/31/98                                                 118.90                      210.64                      116.96
12/31/99                                                  85.32                      254.97                      110.70
12/13/00                                                 105.64                      238.62                      129.36

* The MSHPI was created in January 1996. In order to report performance back to December 31, 1995, the Company used the companies currently included in the MSHPI (as of December 13, 2000) as its peer group. The companies included are: former Aetna, CIGNA Corporation, Coventry Corporation, First Health Group Corp., Health Net, Inc., Humana Inc., MidAtlantic Medical Services, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Trigon Healthcare, Inc., United Healthcare Corporation and Wellpoint Health Networks, Inc. Cumulative total return calculations were provided by SNL Securities LC.

II.   APPOINTMENT OF AUDITORS

Following the recommendation of its Audit Committee, the Company's Board of Directors has appointed and recommends shareholder approval of KPMG LLP as the Company's independent auditors for the current calendar year. The firm has acted as independent auditors for the Company and its predecessors since 1972. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

FEES INCURRED RELATING TO 2000 SERVICES PERFORMED BY KPMG LLP

--------------------------------------------------------------------------------

                                               CONTINUING    DISCONTINUED
                                               OPERATIONS   OPERATIONS(1)       TOTAL
                                               ----------   --------------   -----------
AUDIT FEES(2)                                  $3,340,600     $  677,638     $ 4,018,238
                                               ----------     ----------     -----------
FINANCIAL INFORMATION SYSTEMS DESIGN AND
  IMPLEMENTATION FEES                                   0        300,000         300,000
                                               ----------     ----------     -----------
ALL OTHER FEES:
  Statutory and Other Audits(3)                 1,777,729      1,883,228       3,660,957
  ING Transaction Related Services(4)             817,926              0         817,926
  Tax Services                                          0        233,150         233,150
  Registration Statements(5)                            0        134,660         134,660
  Other                                         1,210,115        337,470       1,547,585
                                               ----------     ----------     -----------
Total All Other Fees                           $3,805,770     $2,588,508     $ 6,394,278
                                               ----------     ----------     -----------
Total Fees                                     $7,146,370     $3,566,146     $10,712,516
                                               ==========     ==========     ===========

--------------------------------------------------------------------------------
(1) Represents fees for services performed by KPMG that are attributable to the domestic financial services and international operations of former Aetna that were merged into a subsidiary of ING Groep N.V. on December 13, 2000 as part of the Transaction, currently reported in the Company's financial statements as discontinued operations.

(2) Represents fees for the Company's annual audit and reviews of former Aetna's financial statements for all interim periods in 2000.

(3) Represents fees for audits performed on statutory financial statements of the Company's and former Aetna's subsidiaries, mutual funds, separate accounts, trust funds, employee benefit plans, and other financial statements of the Company's subsidiaries, businesses or invested assets.

(4) Represents fees for one-time services associated with the Transaction.

(5) Represents fees for services rendered in association with registration statements of insurance and investment products.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR. UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

III.   SHAREHOLDER PROPOSAL TO IMPLEMENT CUMULATIVE VOTING IN ELECTION OF
       DIRECTORS

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 100 shares of Common Stock), has advised the Company that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

"RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

"REASONS: Many states have mandatory cumulative voting, so do National Banks.

"In addition, many corporations have adopted cumulative voting.

"Last year the owners of 43,013,011 shares, representing OVER 41% of shares voting, voted FOR this proposal.

"If you AGREE, please mark your proxy FOR this resolution."

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE FOREGOING PROPOSAL.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2001 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

The Board of Directors continues to believe that the present system of voting for Directors provides the best assurance that the decisions of the Directors will be in the interests of all shareholders, as opposed to the interests of special interest groups.

Cumulative voting is one of those issues that favors special interest groups. Cumulative voting would make it possible for such a group to elect one or more Directors beholden to the group's narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the "stacking" of votes behind potentially partisan Directors. The present system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

The Board of Directors would not be able to implement cumulative voting upon adoption of this proposal by the shareholders, because cumulative voting is prohibited by the Company's articles of incorporation. Under Pennsylvania law and the Company's articles of incorporation, an amendment to the Company's articles of incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.

The Board continues to believe that this proposal is not in the best interests of the Company or its shareholders.

UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED AGAINST THE FOREGOING PROPOSAL.

VOTING OF OTHER MATTERS

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies on the enclosed proxy card and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy card or Internet or telephone vote would be entitled to vote.

At this time, the Board of Directors is not aware of any matters that may be properly presented for consideration at the Annual Meeting, other than those outlined in the Notice of Annual Meeting of Shareholders.

OTHER INFORMATION

Shareholder Proposals for 2002 Annual Meeting

To be included in the 2002 Proxy Statement and on the 2002 proxy card, shareholder proposals must be received by the Company not later than November 23, 2001. Such proposals must comply with all applicable Securities and Exchange Commission rules and regulations. Proposals should be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

Multiple Copies of Annual Report

The Company's 2000 Annual Report to Shareholders is being mailed to shareholders in advance of or together with this Proxy Statement. If you hold Aetna shares in your own name and you received more than one copy of the Annual Report at your address and you wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided when you vote over the Internet or by telephone.

At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may discontinue or resume the mailing of an annual report to an account by calling the Company's Transfer Agent at 1-800-446-2617.

If you own shares through a broker, bank or other holder of record and received more than one Aetna Annual Report, please contact the holder of record to eliminate duplicate mailings.

Electronic Access to Proxy Materials and Annual Report

The Notice of Annual Meeting and Proxy Statement and the 2000 Annual Report are available on Aetna's Internet site at http://www.aetna.com/investor/2001proxy/ and http://www.aetna.com/00annualrpt/, respectively. Under current Pennsylvania law, the Company must provide shareholders with written notice of its annual meeting. As of the date of this Proxy Statement, the Pennsylvania legislature is considering an amendment that would allow the Company to provide shareholders with electronic notice of its annual meetings. If this change to the law is passed, most shareholders will be able to elect to view future notices of annual meetings, proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a shareholder of record, you can choose this option in advance and save the Company the cost of producing and mailing these documents in the future by following the instructions provided if you vote over the Internet or by telephone. If you hold your shares through a broker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of annual meetings, proxy statements and annual reports over the Internet.

If you are a shareholder of record and choose to view future notices of annual meetings, proxy statements and annual reports over the Internet, following the change to Pennsylvania law described above, you will receive notification by e-mail when those materials are posted, with instructions containing the Internet address of those materials.

In the event of the change to Pennsylvania law described above, most shareholders who hold their shares through a broker, bank or other holder of record and who elect electronic access will receive an e-mail when those materials are posted containing the Internet address to access Aetna's notice of annual meeting, proxy statement and annual report.

By order of the Board of Directors,

/s/ William J. Casazza
William J. Casazza
Vice President and Corporate Secretary
March 23, 2001

                                   APPENDIX A

                                   AETNA INC.
                            AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE

There shall be an Audit Committee of the Board of Directors, composed of at least three Directors, appointed annually by the Board of Directors, each of whom shall have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

RESPONSIBILITIES

The Committee shall assist the Board of Directors in its oversight of the Company's systems of internal control, the Company's preparation of its consolidated financial statements, the activities of the Company's Internal Audit Department, the conduct of the annual audit of the Company and the relationship between the Company and its independent accountants. The Company's independent accountants shall be ultimately accountable to the Board of Directors (as assisted by the Committee). The Board of Directors (with the assistance of the Committee) has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement).

The Committee shall provide a forum for private and direct communications between Committee members and the Company's independent accountants, Internal Audit Department and senior financial management. The Committee also shall serve as a channel of communication to the Board of Directors for the Company's independent accountants and Internal Audit Department. The Committee also shall, upon request, provide prompt access for the independent accountants and Internal Audit Department to meet directly with the Board of Directors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company's financial statements. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. Each member of the Committee shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, legal counsel, independent accountants or other persons with professional or expert competence.

AUTHORITY

The Committee is authorized to perform each of the specific duties attached hereto and any other duties it considers necessary or advisable to carry out its responsibilities and its specific duties. To the extent relevant to carrying out its responsibilities and duties, the Committee is empowered to recommend that any activity of the Company be investigated and, in appropriate circumstances, the Committee is empowered to investigate any activity of the Company. The Committee may perform other functions as requested or approved by the Board of Directors. The Committee is empowered to recommend that the Company retain persons having special competence as necessary to assist it in fulfilling its responsibilities and duties and, in appropriate circumstances, the Committee is empowered to retain such persons.

SPECIFIC DUTIES

In discharging its responsibilities, the Committee shall perform the following duties:

Relationship with Independent Accountants

a. Annually review the qualifications of and provide advice to the Board of Directors regarding the appointment of independent accountants for the Company. In conducting this review, the Committee shall inquire as to the results of the independent accountants' latest peer review, the status generally of any significant litigation against it and review the audit and non-audit fees paid to and services performed by the independent accountants. Proposed non-audit services by the independent accountants for fees in excess of a level determined by the Committee, are subject to the Committee's prior approval. Periodically obtain a formal written statement from the independent accountants as required by applicable auditing standards delineating all relationships between the independent accountants and the Company, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and recommend that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

b.  Meet in private session with the independent accountants.

c. Review with the independent accountants the scope of their examination with emphasis on accounting and financial areas where the Committee, management or the accountants believe special attention should be directed.

d.  Review with the independent accountants:

    1. results of their audit, including their opinion on the financial statements,

    2. their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security,

    3. significant disputes, if any, with management,

    4. cooperation received from management in the conduct of the audit,

    5. time constraints on the independent accountants, and

    6. other matters related to the conduct of the annual audit or the review of quarterly financial results required to be communicated to the Committee under applicable auditing standards or other professional accounting standards.

e. Confer with management and the internal auditors in reviewing the performance of the independent accountants.

Relationship with Internal Audit Department

a. Review and consult with management in management's appointment, replacement, reassignment and dismissal of the Director of Internal Audit.

b.  Meet in private session with the Director of Internal Audit.

c. Review the Internal Audit Department's objectives, resources and effectiveness, its organizational position and status within the Company, and its annual audit plan, including its coordination with the examination performed by the independent accountants.

d. Review the results of the Internal Audit activities for the year. Review their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security.

e. Review periodically the Internal Audit Department's written charter and inquire whether the Department is in compliance with relevant professional standards.

Relationship with Management

a.  Meet in private session with management.

b. Review their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security.

c. Before publication, review and discuss with management and the independent accountants the annual financial statements, related footnotes and related disclosures, including accompanying management's discussion and analysis of operations. Review and discuss with management and the independent accountants quarterly financial results.

d. Discuss any significant changes in accounting principles proposed by management.

e. Discuss significant accounting accruals, reserves or other estimates made by management, including reviewing the actuarial reports concerning the annual actuarial opinions.

f. Discuss the significant accounting, reporting and other developments affecting the Company's annual and quarterly financial statements, related footnotes and related disclosures.

g. Inquire whether a second opinion regarding a significant accounting matter had been sought and, if so, discuss the accounting method selected.

h. Review significant management letter comments received and management's response to implementation of those comments.

i. Periodically review with the General Counsel significant litigation involving the Company and review with the General Counsel and independent accountants related disclosures made in the annual financial statements and related footnotes.

Other

a. Consider whether there are any emerging issues, which the Committee should become involved with in the future.

b. Discuss periodically with the independent accountants, management and Internal Audit Department significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

c. Discuss periodically with management the program that management establishes to monitor compliance with the Company's code of conduct and laws and regulations.

d. Review and reassess annually the adequacy of this Audit Committee Charter and recommend any changes to the Board of Directors.

e.  Meet during each meeting in executive session.

f.  Meet at least four times a year.

g. Report periodically on the Committee's activities and findings to the Board of Directors.

h. Prepare any report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

151 Farmington Avenue
Hartford, Connecticut 06156

Printed on recycled paper.

[X] Please mark your
    votes as in this
    example.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR Items 1 and 2 and AGAINST Item 3.

   The Board of Directors recommends
   a  vote FOR Items 1 and 2.

1. Election of   FOR   WITHHELD    2. Approval of KPMG    FOR  AGAINST   ABSTAIN
   Directors.    [ ]     [ ]          LLP as Independent  [ ]    [ ]       [ ]
   (See reverse                       Auditors
   side)

For, except vote withheld from the following nominee(s):

_________________________________________________________


The Board of Directors recommends
 a vote AGAINST Item 3.

3. Shareholder proposal  FOR  AGAINST ABSTAIN
   on cumulative voting  [ ]    [ ]     [ ]





                       [ ] Mark this box if you have more than one account and want to discontinue receiving multiple copies of future Annual Reports.

                       [ ]  Mark this box if you plan to attend the Annual
                            Meeting.


SIGNATURE(S) ________________________________________ DATE _____________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your title.


  PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY
                           TELEPHONE OR THE INTERNET.

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE

Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Telephone voting will be available until 11:59 p.m., Eastern time, on April 26, 2001.

Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear.

Follow the recorded instructions.

TO VOTE BY INTERNET

Log onto http://www.eproxyvote.com/aet which will be available until 11:59 p.m., Eastern time, on April 26, 2001.

Follow the instructions on the screen.

You can also elect to receive future shareholder materials electronically at this web site.

TO ATTEND THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you should either mark the box provided on the above proxy card or signify your intention to attend when you access the telephone or Internet voting system.

An admission card will then be mailed to you.

                             THANK YOU FOR VOTING!

                                   AETNA INC.

P    The undersigned hereby appoints Barbara Hackman Franklin, Michael H. Jordan
R    and Jack D. Kuehler, and each of them, the proxies of the undersigned, with
O    full power of substitution, to vote the shares of the undersigned at the
X    Annual Meeting of Shareholders of Aetna Inc. to be held April 27, 2001 and
Y at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the three items specified in this Proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

     NOMINEES FOR TERMS EXPIRING AT 2004 ANNUAL MEETING

     01. Barbara Hackman Franklin       03. Gerald Greenwald
     02. Earl G. Graves                 04. Michael H. Jordan

        THIS PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.

To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date the above proxy card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.



                         SHAREHOLDER ACCOUNT INQUIRIES

     Aetna's Transfer Agent, EquiServe Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about EquiServe's DirectSERVICE Investment Program.

     For direct deposit of dividends, registered shareholders may call EquiServe at 1-800-870-2340.

     Registered shareholders with e-mail addresses can send account inquiries electronically to EquiServe at equiserve@equiserve.com.

     Registered shareholders can also access their Aetna accounts via the Internet through EquiServe's web site at http://www.equiserve.com.

-------------------------------------------------------------------------------
                                                               Please mark
                                                               your vote as [X]
                                                               indicated in
                                                               this example
-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
-------------------------------------------------------------------------------
1) Election of Directors                                        (Mark only one)
   Nominees for terms expiring at 2004 Annual Meeting:
   01 - Barbara Hackman Franklin                                FOR   WITHHELD
   02 - Earl G. Graves                                          [ ]      [ ]
   03 - Gerald Greenwald
   04 - Michael H. Jordan

   (INSTRUCTIONS: To withhold authority to vote for particular nominee(s), strike a line through those nominees' names in the list above)

                                                       FOR    AGAINST    ABSTAIN
2) Approval of KPMG LLP as Independent Auditors        [ ]      [ ]        [ ]

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.

--------------------------------------------------------------------------------
                                                       FOR    AGAINST    ABSTAIN
3) Shareholder proposal on cumulative voting           [ ]      [ ]        [ ]

--------------------------------------------------------------------------------

Mark this box if you plan to attend the Annual Meeting. [ ]

THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF MELLON BANK, N.A.



Signature(s)                     Signature(s)                       Date
             ------------------               ---------------------      -------

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                   NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE
[GRAPHIC OF TELEPHONE]      QUICK * EASY * IMMEDIATE      [GRAPHIC OF TELEPHONE]
                  AVAILABLE 24 HOURS A DAY * SEVEN DAYS A WEEK
                                 1-800-840-1208

Your telephone vote authorizes the named Trustee to vote your shares in the same manner as if you marked, signed, and returned your voting instruction card. If you vote by telephone, there is no need to return your voting instruction card.

                              TO VOTE BY TELEPHONE

Call toll free 1-800-840-1208 on a touch tone telephone by 4:00 p.m., Eastern time, on April 20, 2001. Use the Control Number located in the box in the lower right hand corner. Enter the Control Number and follow the recorded instructions.

                          TO ATTEND THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you should either mark the box provided on the above voting instruction card or signify your intention to attend when you access the telephone voting system. An admission card will then be mailed to you.

                              THANK YOU FOR VOTING.

                                   AETNA INC.

TO:  PARTICIPANTS IN THE AETNA INCENTIVE SAVINGS PLAN

Mellon Bank, N.A., the Trustee under the Aetna Incentive Savings Plan (the
Plan), has been instructed to solicit your instructions on how to vote the shares of Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 27, 2001 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. Alternatively, you may vote by telephone by following the instructions outlined on the reverse side of this card. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. IF YOU FAIL TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE BY 4:00 P.M., EASTERN TIME, ON APRIL 20, 2001 EITHER BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THIS CARD, YOUR SHARES WILL BE VOTED BY THE TRUSTEE IN THE SAME MANNER AND PROPORTION AS THOSE SHARES FOR WHICH THE TRUSTEE RECEIVES PROPER AND TIMELY INSTRUCTIONS.

TO VOTE BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO VOTE BY MAIL, PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE, TEAR OFF AT THE PERFORATION, AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -




                                 VOTE BY PHONE
                            QUICK - EASY - IMMEDIATE
          IF YOU VOTED BY TELEPHONE DO NOT MAIL YOUR INSTRUCTION CARD



Note: Participants who received the 2001 Proxy Statement of Aetna Inc. over the Internet and who would like a printed copy may call 1-800-237-4273.